Exhibit 99.1

Allied Capital Declares 160th Consecutive Quarterly Dividend; Earnings to be Released July 29, 2003; Conference Call Scheduled

    WASHINGTON--(BUSINESS WIRE)--July 21, 2003--Allied Capital Corporation (NYSE:ALD) today announced that it has declared a third quarter dividend of $0.57 per share. This dividend represents the 160th consecutive quarterly dividend declared by Allied Capital since 1963.
    "Investors are focused more than ever on long-term total return. This 160th dividend marks a 40-year milestone for consecutive quarterly dividend payments," said Bill Walton, Chairman and CEO of Allied Capital.



The dividend is payable as follows:
                                 Record date:  September 12, 2003
                                 Payable date: September 26, 2003



    Earnings to be Released July 29, 2003; Investor Web Cast/
Conference Call Scheduled

    Allied Capital Corporation will release second quarter results on Tuesday, July 29, 2003 before the market opens. The company will host a webcast/ conference call at 10:15 a.m. (Eastern Time) that morning to discuss the results for the quarter. All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode "Allied Capital."
    An archived replay of the event will be available on our web site or by calling (800) 642-1687 through August 12, 2003 (international callers please dial (706) 645-9291). Please reference passcode "1142376". For complete information about the webcast / conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

    About Allied Capital

    Allied Capital is the nation's largest business development company and provides long-term debt and equity investment capital to support the expansion of primarily private companies in a variety of industries. The company also participates in the real estate capital markets as an investor in non-investment grade commercial mortgage-backed securities. The company is headquartered in Washington, DC. For more information, please visit the web site at www.alliedcapital.com, call Allied Capital Investor Relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

    Forward-Looking Statements

    The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital's filings with the Securities and Exchange Commission.

    CONTACT: Allied Capital Corporation, Washington
             Suzanne Sparrow, 202-973-6326